UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 30, 2011

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 1.01 – Entry into a Material Definitive Agreement	3
Item 3.02 – Unregistered Sale of Equity Securities	4
Item 3.03 – Material Modification to Rights of Security Holders	4
Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers	4
Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year	5
Item 8.01 – Other Events	5
Item 9.01 – Financial Statements and Exhibits	5

Signatures	6

Index

Item 1.01  Entry into a Material Definitive Agreement

Issuance of Preferred Stock Under Small Business Lending Fund.  On September 1, 2011, First Bancorp (the “Company”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with the Secretary of the Treasury, pursuant to which the Company issued 63,500 shares of the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), having a liquidation value of $1,000 per share, for a total purchase price of $63,500,000.  The Series B Preferred Stock was issued pursuant to the Small Business Lending Fund (“SBLF”) program, a $30 billion fund established under the Small Business Jobs Act of 2010 that was created to encourage lending to small businesses by providing capital to qualified community banks with assets of less than $10 billion.

The Series B Preferred Stock qualifies as Tier 1 capital and is entitled to receive non-cumulative dividends, payable quarterly, on each January 1, April 1, July 1 and October 1, beginning October 1, 2011.  The dividend rate, as a percentage of the liquidation amount, can fluctuate on a quarterly basis during the first 10 quarters during which the Series B Preferred Stock is outstanding, based upon changes in the level of “Qualified Small Business Lending” or “QSBL” (as defined in the Purchase Agreement) by the Company’s wholly owned subsidiary, First Bank (the “Bank”).  The dividend rate for the initial dividend period (which ends September 30, 2011) is five percent (5%).  Based upon the current level of the Bank’s QSBL compared to the baseline level calculated under the terms of the Purchase Agreement, the dividend rate for the first full calendar  period (which will end on December 31, 2011) is expected to be five percent (5%), subject to confirmation by the Secretary of the Treasury.  For the second through ninth calendar quarters, the dividend rate may be adjusted to between one percent (1%) and five percent (5%) per annum based upon the increase in QSBL as compared to the baseline.  For the tenth calendar quarter through four and one half years after issuance, the dividend rate will be fixed at between one percent (1%) and seven percent (7%) based upon the level of QSBL compared to the baseline.  After four and one half years from the issuance, the dividend rate will increase to nine percent (9%) (including a quarterly lending incentive fee of 0.5%).

The Series B Preferred Stock is non-voting, except in limited circumstances.  For instance, holders of Series B Preferred Stock would have the right to vote in connection with the authorization of stock senior to the Series B Preferred Stock, amendments to the articles of incorporation of the Company adversely affecting the Series B Preferred Stock or certain fundamental transactions affecting the Series B Preferred Stock.  In addition, in the event that the Company misses five dividend payments, whether or not consecutive, the holder of the Series B Preferred Stock will have the right, but not the obligation, to appoint a representative as an observer on the Company’s Board of Directors.  In the event that the Company misses six dividend payments, whether or not consecutive, and if the then outstanding aggregate liquidation amount of Series B Preferred Stock is at least $25,000,000, then the holder of the Series B Preferred Stock will have the right to designate two directors to the Board of Directors of the Company.  The right of the holder of the Series B Preferred Stock to appoint a non-voting observer or elect directors, as the case may be, will terminate when full dividends have been timely paid on the Series B Preferred Stock for at least four consecutive dividend periods.

The Series B Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of its federal banking regulator.

The Series B Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the Series B Preferred Stock within 30 days.  The Series B Preferred Stock is not subject to any contractual restrictions on transfer.

Index

A copy of the Purchase Agreement is attached as Exhibit 10.1 hereto and incorporated by reference herein.  The Series B Preferred Stock was issued under Articles of Amendment to the Company’s Articles of Incorporation described in Item 5.03 below.

Redemption of Series A Preferred Stock.  On September 1, 2011, the Company entered into and consummated a repurchase letter agreement (“Repurchase Letter”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company redeemed, out of the proceeds of the issuance of the Series B Preferred Stock, plus a payment by the Company to the Treasury of $1,500,000 all 65,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), for a redemption price of $65,000,000.  The Series A Preferred Stock was issued in January 2009 to Treasury under the Capital Purchase Program (CPP), a part of the Troubled Asset Relief Program.

Treasury also holds a warrant (“Warrant”) to purchase 616,308 shares of the Company’s common stock over a 10-year term at an exercise price of $15.82.  Under the terms of the Repurchase Letter, the Company has 15 days from the closing of the Series A Preferred Stock transaction to notify Treasury whether it wants to repurchase the Warrant.  If the Company does not provide notice of intent to repurchase the Warrant by September 15, 2011, Treasury will be deemed to have provided the Company notice of its intention to sell the Warrant.  The Company does not expect to repurchase the Warrant from Treasury.

A copy of the Repurchase Letter is included as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02  Unregistered Sale of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.  The issuance and sale of the Series B Preferred Stock was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03  Material Modification of Rights of Security Holders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Section 3.03.  The terms of the Series B Preferred Stock impose limits on the ability of the Company to pay dividends and repurchase shares of common stock.  Under the terms of the Series B Preferred Stock, no repurchases may be effected, and no dividends may be declared or paid on preferred shares ranking pari passu with the Series B Preferred Stock, junior preferred shares, or other junior securities (including common stock) during any quarter in which the Company fails to declare and pay dividends on the Series B Preferred Stock and for the next three quarters following such failure, except that, in any such quarter in which the dividend is paid, dividend payments on shares ranking pari passu may be paid to the extent necessary to avoid any resulting material covenant breach.

Under the terms of the Series B Preferred Stock, the Company may only declare and pay a dividend on the common stock or other stock junior to the Series B Preferred Stock, or repurchase shares of any such class or series of stock, if, after payment of such dividend, the dollar amount of the Company’s Tier 1 Capital would be at least 90% of the Signing Date Tier 1 Capital, as set forth in the Articles of Amendment relating to the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (“Tier 1 Dividend Threshold”).  The Tier 1 Dividend Threshold is subject to reduction, beginning in the eleventh dividend period based on increases in the QSBL over the baseline level starting on the second anniversary of issuance.

Index

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

As a result of the redemption of the Series A Preferred Stock, the Company is no longer subject to the Executive Compensation requirements as outlined by the CPP.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Series B Preferred Stock transaction, the Company filed Articles of Amendment to the Articles of Incorporation with the North Carolina Secretary of State on August 30, 2011 for the purpose of designating the terms, preferences, limitations and relative rights of the Series B Preferred Stock.  A copy of the Articles of Amendment for the Series B Preferred Stock are attached hereto as Exhibit 3.1 and are incorporated by reference herein.  The Form of Stock Certificate for the Series B Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01  Other Information

On September 1, 2011, the Company issued a press release announcing the issuance of 63,500 shares of Series B Preferred Stock to the Treasury pursuant to the Purchase Agreement and the repurchase of the Series A Preferred Stock pursuant to the Repurchase Letter.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment to Articles of Incorporation for the Series B Preferred Stock

4.1	Form of Certificate for the Series B Preferred Stock

10.1	Securities Purchase Agreement, dated September 1, 2011, between First Bancorp and the Secretary of the Treasury, with respect to the issuance and sale of Series B Preferred Stock

10.2
Repurchase Letter Agreement, dated September 1, 2011, between First Bancorp and the United States Department of the Treasury, with respect to the repurchase and redemption of the Series A Preferred Stock

99.1	Press Release, dated September 1, 2011

Index

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

September 6, 2011	By:	/s/ Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer